FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): February 14, 2007

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)

        101 NE 3rd Ave., Suite 1500, Ft. Lauderdale, FL           33301
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-332-3759

              9050 Pines Blvd, Suite 255, Pembroke Pines, FL 33024 Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2007 GlobeTel Communications Corp. and VPN de Mexico SA de CV entered into an Agreement to Form a Joint Venture that calls for the creation of a joint venture company to be owned 51% by VPN and 49% by GlobeTel. The purpose of the joint venture is to install and operate wireless broadband networks utilizing GlobeTel's HotZone 4010 wireless base station. The parties had originally entered into a Test Network Installation Agreement in June 2006, pursuant to which GlobeTel installed a network in the Mexican city of Pachuca. Following the acceptance of that network by VPN the parties negotiated and entered into the Joint Venture Agreement.

Exhibits.

      Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.


                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Globetel Communications Corp.


Dated: March 7, 2007                    By: /s/ Peter Khoury
                                        Peter Khoury, Chief Executive Officer


                                  EXHIBIT INDEX

Number                    Description

10.1 Agreement To Enter Joint Venture between GlobeTel Communications Corp. and VPN de Mexico SA de CV